Exhibit 99.1

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Financial Statements

and

Independent Auditors’ Report

December 31, 2013 and 2012

ELEMENTAL ENERGY LLC, DBA SUNETRIC

7979 E. Tufts Avenue, Suite 400 Denver, Colorado 80237-2521 P: 303-740-9400 F: 303-740-9009 www.EKSH.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Real Goods Solar, Inc.

Louisville, Colorado

We have audited the accompanying balance sheets of Elemental Energy LLC, dba Sunetric as of December 31, 2013 and 2012, and the related statements of operations, changes in members’ (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elemental Energy LLC, dba Sunetric as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two periods ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

EKS&H LLLP

July 28, 2014

Denver, Colorado

DENVER • FORT COLLINS • BOULDER

EKS&H LLLP

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Balance Sheets

	December 31,
	2013	2012
Assets
Current assets
Cash and equivalents	$1,675,901	$1,930,828
Contract receivables, net of allowance for doubtful accounts	2,400,706	2,759,442
Inventory, net	2,641,373	4,382,638
Prepaids and deposits	157,109	448,771
Costs and estimated earnings in excess of billings on uncompleted contracts	1,055,123	2,234,288
Due from related party	6,455	—

Total current assets	7,936,667	11,755,967

Non-current assets
Note receivable due from related party	—	252,588
Property and equipment, net	198,269	311,001
Deposits	14,000	14,000

Total non-current assets	212,269	577,589

Total assets	$8,148,936	$12,333,556

Liabilities and Members’ (Deficit) Equity
Current liabilities
Accounts payable	$4,543,571	$3,439,497
Accrued expenses	738,365	1,295,893
Billings in excess of costs and estimated earnings on uncompleted contracts	2,219,132	3,123,494
Due to member	—	1,215,000
Warranty liability, current	127,990	450,000
Current portion of long-term debt	12,698	29,394
Accrued settlement	—	146,348

Total current liabilities	7,641,756	9,699,626

Non-current liabilities
Warranty liability, less current portion	1,312,050	1,087,880
Deferred rent	96,171	102,429
Long-term debt	5,841	18,516

Total non-current liabilities	1,414,062	1,208,825

Total liabilities	9,055,818	10,908,451
Commitments and contingencies
Members’ (deficit) equity	(906,882)	1,425,105

Total liabilities and members’ (deficit) equity	$8,148,936	$12,333,556

See notes to financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Statements of Operations

	For the Years Ended December 31,
	2013	2012
Contract and service revenues	$38,330,789	$51,254,095
Contract costs	31,277,247	38,374,752

Gross profit from operations	7,053,542	12,879,343

Expenses
Selling and operating expenses	7,620,655	7,559,869
Litigation settlement costs	—	149,348

Total expenses	7,620,655	7,709,217
Other expense	(1,485)	(9,235)

Net (loss) income	$(568,598)	$5,160,891

See notes to financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Statement of Changes in Members’ (Deficit) Equity

For the Years Ended December 31, 2013 and 2012

	Contributed Capital	Retained (Deficit) Earnings	Total Members’ (Deficit) Equity
Balance - December 31, 2011	$590,665	$(1,148,990)	$(558,325)
Distributions	—	(3,177,461)	(3,177,461)
Net income	—	5,160,891	5,160,891

Balance - December 31, 2012	590,665	834,440	1,425,105
Distributions	—	(1,763,389)	(1,763,389)
Net loss	—	(568,598)	(568,598)

Balance - December 31, 2013	$590,665	$(1,497,547)	$(906,882)

See notes to financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Statements of Cash Flows

	For the Years Ended December 31,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(568,598)	$5,160,891
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	185,758	263,907
Changes in operating assets and liabilities
Accounts receivable, net	358,736	1,863,768
Inventory, net	1,741,265	466,776
Prepaid expenses and deposits	291,662	(402,957)
Costs and estimated earnings in excess of billings on uncompleted contracts	1,179,165	(2,234,288)
Due from related party	(6,455)	—
Accounts payable and accrued expenses	400,198	(2,109,345)
Billings in excess of costs and estimated earnings on uncompleted contracts	(904,362)	(2,663,264)
Warranty liability	(97,840)	1,287,880
Deferred rent	(6,258)	(6,257)

Net cash provided by operating activities	2,573,271	1,627,111

Cash flows from investing activities
Purchases of property and equipment	(73,026)	(158,954)

Net cash used in investing activities	(73,026)	(158,954)

Cash flows from financing activities
Increase in notes receivable from related parties	—	(152,588)
Payments on long-term debt	(29,371)	(123,068)
Borrowings under long-term debt	—	32,403
Due to member	(1,215,000)	1,215,000
Member distributions	(1,510,801)	(3,177,461)

Net cash used in financing activities	(2,755,172)	(2,205,714)

Net decrease in cash and cash equivalents	(254,927)	(737,557)
Cash and cash equivalents - beginning of year	1,930,828	2,668,385

Cash and cash equivalents - end of year	$1,675,901	$1,930,828

Supplemental disclosure of cash flow information:

Cash paid for interest for the years ended December 31, 2013 and 2012 was $1,485 and $9,174, respectively.

Supplemental disclosure of non-cash activity:

During the year ended December 31, 2013, the Company reclassified the outstanding balance of a note receivable due from a related party to a member distribution in the amount of $252,588.

See notes to financial statements.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Elemental Energy LLC, dba Sunetric (the “Company”) was incorporated under the laws of the state of Hawaii on January 27, 2004. The Company is a licensed solar power contractor in the state of Hawaii and provides solutions for photovoltaic systems, including design; development; installation; and consultation for financing, monitoring, and maintenance. The Company is a renewable energy solutions provider specializing in photovoltaic or solar electric installations for commercial and residential clients in Hawaii. Consequently, the Company’s ability to collect the amounts due from customers may be affected by economic fluctuations within the state.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Accounts Receivable

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amount. The Company’s estimate is based on historical collection experience and a review of the current status of accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. At December 31, 2013 and 2012, the Company had allowances for doubtful accounts of $100,000 for both years.

Inventory

Inventory consists of finished goods and is stated at the lower of cost or market, determined using the first-in, first-out method. A valuation allowance is provided for obsolete and slow moving inventory to write its cost down to net realizable value (market), if necessary. At December 31, 2013 and 2012, the valuation allowance was $135,359 and $24,757, respectively.

Prepaid Expenses and Deposits

Prepaid expenses and deposits consist primarily of insurance, rent, security deposits, and other expenses paid in advance.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to five years.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s members, and no provision for federal income taxes has been recorded in the accompanying financial statements.

The Company follows the guidance of Accounting Standards Codification (“ASC”) Topic 740, Accounting for Uncertainty in Income Taxes. ASC Topic 740 prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.

Interest and penalties associated with tax positions are recorded in the period assessed as general and administrative expenses. However, no interest or penalties have been assessed as of December 31, 2013 and 2012. The Company’s tax returns subject to examination by tax authorities include 2010 through the current period for state and federal tax reporting purposes, respectively.

Revenue Recognition

The Company recognizes revenue from fixed-price and guaranteed maximum-price construction contracts on the percentage-of-completion method, measured by the percentage of costs incurred to date to management’s estimated total contract costs for each contract. This method is used because management considers cost to date to be the best available measure of progress on these contracts. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned. Changes in job performance, job conditions, and estimated profitability may result in material revisions to costs and revenues in the next year.

Contract costs include direct contract costs, such as materials, subcontractors, labor, payroll insurance and taxes, other sundry direct costs; and indirect contract costs, such as unallocated labor, travel pay, supplies, tools, rent, repairs, insurance, and depreciation. General and administrative costs are charged to expense as incurred. Contract costs and estimates of costs to complete contracts are reviewed and updated periodically by project managers. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Changes in estimated job profitability resulting from job performance, job conditions, and contract penalty provisions, claims, change orders, and final contract settlements are accounted for as changes in estimates in the current period. Profit incentives are included in revenues when earned and their realization is reasonably assured.

The asset account, costs and estimated earnings in excess of billings on uncompleted contracts, represents revenues recognized and earned in excess of amounts billed. The liability account, billings in excess of costs and estimated earnings on uncompleted contracts, represents billings in excess of revenues recognized and earned.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Advertising and Marketing Costs

The Company expenses advertising costs as incurred. Advertising and marketing expenses for the years ended December 31, 2013 and 2012 were $1,267,576 and $677,027, respectively.

Unapproved Change Orders and Claims

Costs related to change orders and claims are recognized when they are incurred. Change orders are included in total estimated contract revenue when it is probable that the change order will result in additional contract value and can be reliably estimated. Estimated contract revenue associated with change orders may include amounts in excess of incurred costs (profit) when appropriate.

Warranty Liability

The Company offers ten-year warranties for installation defects over the course of a warranty, as defined. The Company estimates the warranty liability to be 1% of revenues earned. The Company estimates the current portion of the liability based on average warranty expenses over a rolling 12-month period.

The following table summarizes the activity for the accrual of warranties:

	For the Years Ended December 31,
	2013	2012
Balance at January 1	$1,537,880	$250,000
Payments made	(322,009)	—
Current year accrual	224,169	1,287,880

Balance as of December 31	$1,440,040	$1,537,880

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The financial statements include some amounts that are based on management’s best estimates and judgments. The most significant estimates relate to allowance for uncollectible accounts receivable, warranty reserves, inventory obsolescence, depreciation, employee benefit plans, taxes, contingencies, and costs to complete long-term contracts. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Subsequent Events

The Company has evaluated all subsequent events through the auditors’ report date, which is the date the financial statements were available for issuance. With the exception of those matters discussed in Note 9, there were no material subsequent events that required recognition or additional disclosure in these financial statements.

Note 2 - Related Party Transactions

On June 15, 2012, the Company entered into a $250,000 loan agreement with a member with interest at a rate of 2.07%. The balance as of December 31, 2012 was $252,588. During the year ended December 31, 2013, the Company reclassified the balance due as a distribution to the member.

The Company periodically makes advances to employees of the Company. Due from related party balance as of December 31, 2013 and 2012 was $6,455 and $0, respectively.

During 2012, certain customers elected to enter into purchase power agreements with affiliates of the Company (“PPA Affiliates”) instead of purchasing equipment. The PPA Affiliates used the Company to perform the installations. For the year ended December 31, 2012, total revenues earned from PPA Affiliates were approximately $1,107,000.

Note 3 - Property and Equipment, Net

Property and equipment, net, are summarized as follows:

	December 31,
	2013	2012
Vehicles	$597,285	$601,905
Software	287,569	250,012
Leasehold improvements	228,008	228,008
Computer equipment	197,200	182,541
Machinery and equipment	70,750	45,320
Furniture and fixtures	22,289	22,289

	1,403,101	1,330,075
Less property and equipment - accumulated depreciation	(1,204,832)	(1,019,074)

	$198,269	$311,001

Depreciation expense for the years ended December 31, 2013 and 2012 was $185,758 and $263,907, respectively.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 4 - Costs and Estimated Earnings on Uncompleted Contracts

The Company’s costs and estimated earnings on uncompleted contracts consist of the following:

	December 31,
	2013	2012
Costs incurred on uncompleted contracts	$13,789,733	$19,326,758
Estimated earnings on uncompleted contracts	1,107,192	4,254,744

	14,896,925	23,581,502
Less billings to date	(16,060,934)	(24,470,708)

	$(1,164,009)	$(889,206)

The estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

	December 31,
	2013	2012
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,055,123	$2,234,288
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,219,132)	(3,123,494)

	$(1,164,009)	$(889,206)

Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress at year-end and from contractual agreements on which work has not yet begun. The following schedule shows a reconciliation of backlog representing signed contracts in existence:

	December 31,
	2013	2012
Beginning backlog balance	$16,264,916	$14,767,142
New contracts during the period	38,351,671	52,751,869

	54,616,587	67,519,011
Less contract revenue earned during the period	(38,330,789)	(51,254,095)

Ending backlog balance	$16,285,798	$16,264,916

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 5 - Long-Term Debt

Long-term debt consists of the following:

	December 31,
	2013	2012
Note payable to a bank with interest at 4.5%. The note calls for monthly principal payments of $827, including interest, and matures July 2015. Collateralized by a vehicle.	$14,231	$24,492
Note payable to a bank with interest at 6.75%. The note calls for monthly principal payments of $281, including interest, and matures June 2015. Collateralized by equipment.	4,308	7,284
Note payable to a bank - paid in full during 2013.	—	16,134

	18,539	47,910
Less current portion	(12,698)	(29,394)

	$5,841	$18,516

Maturities of long-term obligations are as follows:

Year Ending December 31,
2014	$12,698
2015	5,841

$18,539

Note 6 - Members’ Equity

The Company’s profits and losses are allocated among the members in proportion to each member’s respective ownership percentage. Distributions equal to the estimated income tax liability of the members are distributed quarterly. The Company may also make distributions to members if excess cash is available. A member may at any time assign its interest in the Company, only under certain conditions and upon execution of appropriate documentation.

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the years ended December 31, 2013 and 2012 was $259,800 and $243,130, respectively.

ELEMENTAL ENERGY LLC, DBA SUNETRIC

Notes to Financial Statements

Note 7 - Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2014	$265,332
2015	251,136
2016	259,800

$776,268

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

In October 2012, the Company settled with an unrelated third party an open and pending claim in relation to a vehicle accident. In December 2012, the Company settled with a former employee an open and pending claim of wrongful termination. Included in the balance sheet at December 31, 2012 are amounts accrued to satisfy the settlements. The amounts were paid in full in 2013.

Note 8 - Employee Benefit Plan

The Company has a 401(k) Plan (“the Plan’’) to provide retirement benefits for its employees. Eligible participants may contribute from up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the IRS. The Company does not match employee contributions. The Plan provides for discretionary contributions as determined by management. The Company did not make contributions for the years ended December 31, 2013 and 2012.

Note 9 - Subsequent Events

Subsequent to year-end, the Company entered into a Membership Interest Purchase Agreement with Real Goods Solar, Inc. (“RGS”), pursuant to which RGS agreed to purchase 100% of the issued and outstanding equity interests of the Company. The purchase of the Company was completed in May of 2014 for a purchase price of 4,030,104 unregistered shares of RGS Class A common stock. The purchase price is subject to a working capital true-up adjustment based on the determined final closing balances. In addition, the members have the potential to earn up to $3,000,000 in additional earn-out payments, payable in shares of RGS Class A common stock, to be delivered in the future upon achievement, if at all, of certain revenue and income earn-out targets for 2014 and 2015.